SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 3, 1997

                              CHS ELECTRONICS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
              ----------------------------------------------------

                                     FLORIDA

                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

             0-24244                                      87-0435376
     (COMMISSION FILE NUMBER)                  (IRS EMPLOYER IDENTIFICATION NO.)

         CHS ELECTRONICS, INC.
         2153 N.W. 86TH AVENUE
         MIAMI, FLORIDA                                               33122
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                             (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (305) 716-8273

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                  On October 3, 1997, CHS Electronics, Inc. (the "Company"), a Florida corporation, acquired, for approximately $117 million, 97.4% of Santech Micro Group ASA ("Santech"), a distributor with operations in Norway, Sweden and Denmark. Pursuant to Norwegian law, the Company is making an offer for the remaining 2.6% of Santech on terms commensurate, on a pro rata basis, with its initial purchase of the 97.4% interest of Santech. In addition to distributing the microcomputer products of the same vendors as other subsidiaries of the Company, Santech distributes telecommunications products and both distributes and provides consulting services for desktop publishing solutions. Santech's principal customers are public and private businesses and approximately 15% of its sales are through the Internet. Santech, which is the largest computer distributor in Scandinavia, had 1996 sales of $718 million.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) & (b) It is currently not feasible to provide financial statements, pro forma or otherwise, required pursuant to Regulation S-K in connection with the acquisition identified in Item 2 above. This Report will be amended within 60 days from the date this Report is filed to include such financial statement information.

         (c) Exhibits

         10.1     Offer Document - Santech Micro Group ASA.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CHS ELECTRONICS, INC.

Date:  October 13, 1997                By: /s/ Craig Toll
                                           -------------------------------
                                           Craig Toll
                                           Chief Financial Officer and Treasurer

                                 EXHIBIT INDEX

EXHIBIT                               DESCRIPTION
-------                               -----------

10.1            Offer Document - Santech Micro Group ASA.